Exhibit 99.1

FOR RELEASE: Friday, April 26, 2024 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2024

          Shreveport, Louisiana – April 26, 2024 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2024, of $732,000 compared to net income of $1.1 million reported for the three months ended March 31, 2023. The Company’s basic and diluted earnings per share were $0.24 for the three months ended March 31, 2024, compared to basic and diluted earnings per share of $0.35 and $0.34, respectively, for the three months ended March 31, 2023. The Company reported net income of $3.0 million for the nine months ended March 31, 2024, compared to $4.4 million for the nine months ended March 31, 2023. The Company’s basic and diluted earnings per share were $0.97 and $0.95, respectively, for the nine months ended March 31, 2024 compared to $1.48 and $1.41, respectively, for the nine months ended March 31, 2023.

          The Company reported the following highlights during the nine months ended March 31, 2024:

●	Total loans receivable, net for the nine months ended March 31, 2024 increased $9.8 million, or 2.0%, to $499.3 million at March 31, 2024, compared to $489.5 million at June 30, 2023.
●	The Company’s average interest rate spread was 2.46% for the nine months ended March 31, 2024, compared to 3.55% for the nine months ended March 31, 2023.
●	The Company’s net interest margin was 3.14% for the nine months ended March 31, 2024, compared to 3.84% for the nine months ended March 31, 2023.
●	Nonperforming assets totaled $2.4 million, or 0.37% of total assets at March 31, 2024 compared to $1.6 million, or 0.24% of total assets, at June 30, 2023.

          The decrease in net income for the three months ended March 31, 2024, compared to the same period in 2023, resulted from a decrease in net interest income of $1.1 million, or 19.5%, and a decrease in non-interest income of $2,000, or 0.4%, partially offset by a decrease in non-interest expense of $507,000, or 11.3%, a decrease in the provision of credit losses of $139,000, or 92.7%, and a decrease in provision for income taxes of $95,000, or 35.1%. The decrease in net interest income for the three months ended March 31, 2024, compared to the same period in 2023, resulted from an increase in total interest expense of $1.9 million, or 126.4%, partially offset by an increase in total interest income of $877,000, or 12.5%. The Company’s average interest rate spread was 2.16% for the three months ended March 31, 2024, compared to 3.15% for the three months ended March 31, 2023. The Company’s net interest margin was 2.89% for the three months ended March 31, 2024, compared to 3.56% for the three months ended March 31, 2023.

          The decrease in net income for the nine months ended March 31, 2024, compared to the same period in 2023, resulted from a decrease in net interest income of $1.5 million, or 9.4%, an increase in non-interest expense of $619,000, or 5.2%, and a decrease in non-interest income of $516,000, or 32.4%, partially offset by a decrease in the provision of credit losses of $723,000, or 100.7%, and a decrease in provision for income taxes of $433,000, or 59.9%. The decrease in net interest income for the nine months ended March 31, 2024, compared to the same period in 2023, resulted from an increase in total interest expense of $6.7 million, or 240.1%, partially offset by an increase in total interest income of $5.2 million, or 27.3%. The Company’s average interest rate spread was 2.46% for the nine months ended March 31, 2024 compared to 3.55% for the nine months ended March 31, 2023. The Company’s net interest margin was 3.14% for the nine months ended March 31, 2024 compared to 3.84% for the nine months ended March 31, 2023.

          On July 1, 2023, the Company adopted the new current expected credit loss (“CECL”) methodology for estimating credit losses. This resulted in a $189,000 increase to the allowance for credit losses (the “ACL”) and a one-time cumulative adjustment resulted in a $189,000 decrease to stockholders’ equity. For purchased credit deteriorated loans, the Company applied the guidance under CECL using the prospective transition approach. As a result, the Company adjusted the amortized cost basis of the purchased credit deteriorated loans by $170,000 to reclassify the purchase discount to the allowance for credit losses on July 1, 2023. The ACL account increased $359,000 from these two transactions. No provision expense was recorded in the first quarter of fiscal 2024, a recovery of credit losses of $16,000 was recorded in the second quarter of fiscal 2024 and a provision of $11,000 was recorded in the third quarter of fiscal 2024. As of March 31, 2024, the ACL was $4.9 million, and the ratio of ACL to gross loans was 0.97%. As of June 30, 2023, the ACL was $5.2 million, and the ratio of ACL to gross loans was 1.05%.

          The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$504,918	5.80%	$476,721	5.23%
Investment securities	104,646	2.21	120,852	1.99
Interest-earning deposits	3,607	3.79	25,867	4.22
Total interest-earning assets	$613,171	5.18%	$623,440	4.56%

Interest-bearing liabilities:
Savings accounts	$69,178	0.62%	$99,252	0.31%
NOW accounts	68,170	0.58	70,064	0.26
Money market accounts	89,313	2.60	121,256	1.27
Certificates of deposit	222,534	4.36	141,358	2.42
Total interest-bearing deposits	449,195	2.86	431,930	1.26
Other bank borrowings	9,448	8.73	7,513	7.88
FHLB advances	5,956	5.87	4,313	4.89
Total interest-bearing liabilities	$464,599	3.02%	$443,756	1.41%

	For the Nine months Ended March 31,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$503,664	5.80%	$423,451	5.22%
Investment securities	109,255	2.38	111,448	1.88
Interest-earning deposits	5,060	3.55	23,950	4.00
Total interest-earning assets	$617,979	5.18%	$558,849	4.50%

Interest-bearing liabilities:
Savings accounts	$73,676	0.46%	$111,948	0.28%
NOW accounts	67,145	0.47	61,509	0.22
Money market accounts	98,021	2.44	100,919	0.67
Certificates of deposit	209,985	4.05	108,211	1.89
Total interest-bearing deposits	448,827	2.58	382,587	0.83
Other bank borrowings	9,100	8.57	6,274	6.82
FHLB advances	4,151	5.77	1,969	4.87
Total interest-bearing liabilities	$462,078	2.72%	$390,830	0.95%

          The $2,000 decrease in non-interest income for the three months ended March 31, 2024, compared to the same period in 2023, resulted from a decrease in gain on sale of loans of $18,000, a decrease in service charges on deposit accounts of $17,000, and a decrease in gain on sale of fixed assets of $4,000, partially offset by an increase in gain on sale of securities of $26,000, an increase in other non-interest income of $8,000, and an increase in income on bank owned life insurance of $3,000. The $516,000 decrease in non-interest income for the nine months ended March 31, 2024, compared to the same period in 2023, resulted from an increase in loss on sale of real estate of $415,000, a decrease in gain on sale of loans of $220,000, and a decrease in gain on sale of fixed assets of $4,000, partially offset by an increase in service charges on deposit accounts of $77,000, an increase in gain on sale of securities of $26,000, an increase in other non-interest income of $15,000, and an increase in income from bank owned life insurance of $5,000. The decreases in gain on sale of loans for both the quarter and nine months ended March 31, 2024, were primarily due to a decrease in mortgage loan originations caused by the higher interest rate environment. The loss on sale of real estate for the nine months ended March 31, 2024, was primarily due to the bulk sale of twenty-one distressed rental properties.

          The $507,000 decrease in non-interest expense for the three months ended March 31, 2024, compared to the same period in 2023, resulted from decreases in professional fees of $789,000, data processing expense of $24,000, advertising expense of $20,000, occupancy and equipment expense of $8,000, and loan and collection expense of $3,000, partially offset by increases in compensation and benefits expense of $134,000, other non-interest expense of $130,000, deposit insurance premium expense of $41,000, franchise and bank shares tax expense of $23,000, amortization of core deposit intangible expense of $8,000, and audit and examination fees of $1,000. The $619,000 increase in non-interest expense for the nine months ended March 31, 2024, compared to the same period in 2023, resulted from increases in compensation and benefits expense of $443,000, audit and examination fees of $213,000, amortization of core deposit intangible expense of $187,000, deposit insurance premium expense of $139,000, other non-interest expense of $104,000, franchise and bank shares tax expense of $102,000, occupancy and equipment expense of $85,000, and advertising expense of $64,000, partially offset by decreases in professional fees of $642,000, data processing expense of $51,000, and loan and collection expense of $25,000. The decrease in professional fees for both periods was due to the acquisition of First National Bank of Benton, which increased professional fees for the March 31, 2023 quarter. The increases in compensation and benefits expense were primarily due to additional branch and back office staff.

          Total assets decreased $17.9 million, or 2.7%, from $660.9 million at June 30, 2023 to $643.0 million at March 31, 2024. The decrease in assets was comprised of decreases in cash and cash equivalents of $16.7 million, or 67.6%, from $24.8 million at June 30, 2023 to $8.0 million at March 31, 2024, investment securities of $13.8 million, or 12.1%, from $114.0 million at June 30, 2023 to $100.1 million at March 31, 2024, real estate owned of $368,000, or 100.0% from $368,000 at June 30, 2023 to none at March 31, 2024, core deposit intangible of $258,000, or 16.8%, from $1.5 million at June 30, 2023 to $1.3 million at March 31, 2024, other assets of $132,000, or 9.3%, from $1.4 million at June 30, 2023 to $1.3 million at March 31, 2024, deferred tax asset of $40,000, or 3.0%, from $1.31 million at June 30, 2023 to $1.27 million at March 31, 2024, and partially offset by increases in net loans receivable of $9.8 million, or 2.0%, from $489.5 million at June 30, 2023 to $499.3 million at March 31, 2024, loans-held-for-sale of $1.9 million, from $4,000 at June 30, 2023 to $1.9 million at March 31, 2024, premises and equipment of $1.6 million, or 9.7%, from $16.6 million at June 30, 2023 to $18.2 million at March 31, 2024, accrued interest receivable of $142,000, or 7.9%, from $1.8 million at June 30, 2023 to $1.9 million at March 31, 2024, and bank owned life insurance of $82,000, or 1.2%, from $6.7 million at June 30, 2023 to $6.8 million at March 31, 2024. The decrease in cash and cash equivalents was primarily due to a decrease in total deposits and the funding of additional loan growth. The decrease in held to maturity securities was primarily due to $4.2 million in principal payments.

          Total liabilities decreased $19.9 million, or 3.3%, from $610.4 million at June 30, 2023 to $590.5 million at March 31, 2024. The decrease in liabilities was comprised of decreases in total deposits of $18.5 million, or 3.1%, from $597.4 million at June 30, 2023 to $578.9 million at March 31, 2024, other accrued expenses and liabilities of $1.2 million, or 31.4%, from $3.9 million at June 30, 2023 to $2.7 million at March 31, 2024, advances from borrowers for taxes and insurance of $138,000, or 24.9%, from $554,000 at June 30, 2023 to $416,000 at March 31, 2024, and other borrowings of $50,000, or 0.6%, from $8.6 million at June 30, 2023 to $8.5 million at March 31, 2024. The decrease in deposits resulted from decreases in money market deposits of $33.9 million, or 29.6%, from $114.2 million at June 30, 2023 to $80.3 million at March 31, 2024, non-interest deposits of $13.0 million, or 8.9%, from $145.6 million at June 30, 2023 to $132.6 million at March 31, 2024, and savings deposits of $10.1 million, or 12.3%, from $81.9 million at June 30, 2023 to $71.8 million at March 31, 2024, partially offset by increases in certificates of deposit of $38.4 million, or 20.2%, from $190.4 million at June 30, 2023 to $228.8 million at March 31, 2024, and NOW accounts of $37,000, or 0.1%, from $65.3 million at June 30, 2023 to $65.4 million at March 31, 2024. The Company had no balances in brokered deposits at March 31, 2024 compared to $3.0 million at June 30, 2023. There was a shift of balances between deposit categories due to customers moving funds from lower yielding categories to higher yielding categories. The $18.5 million decrease in deposits from June 30, 2023 to March 31, 2024 was primarily due to an estate settlement totaling $24.8 million. $15.4 million of the settlement has been paid out to date, with the remaining $9.4 million to be paid out in the future.

          At March 31, 2024, the Company had $2.4 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.6 million on non-performing assets at June 30, 2023, consisting of six commercial non-real estate loans, six single-family residential loans, three home equity line-of-credit loans, and one land loan at March 31, 2024, compared to seven single-family residential loans, three commercial non-real estate loans, one consumer loan and two single-family residences in other real estate owned at June 30, 2023. At March 31, 2024 the Company had seven commercial non-real-estate loans, seven single family residential loans, four home-equity line-of-credit loans, one land loans, and one auto loan classified as substandard, compared to ten single family residential loans, three commercial non-real-estate loans, two commercial real estate loans, and three home equity line-of-credit loans classified as substandard at June 30, 2023. There were no loans classified as doubtful at March 31, 2024 or June 30, 2023.

          Shareholders’ equity increased $2.0 million, or 4.0%, from $50.5 million at June 30, 2023 to $52.6 million at March 31, 2024. The increase in shareholders’ equity was comprised of current year net income of $3.0 million, a decrease in the Company’s accumulated other comprehensive loss of $31,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $375,000, and proceeds from the issuance of common stock from the exercise of stock options of $19,000, partially offset by dividends paid totaling $1.2 million, CECL implementation totaling $189,000, and stock repurchases of $7,000.

          Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

          Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

          In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands except share and per share data)

	March 31, 2024	June 30, 2023
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $2,681 and $22,215 at March 31, 2024 and June 30, 2023, Respectively)	$8,019	$24,765
Securities Available-for-Sale (amortized cost March 31, 2024: $33,089; June 30, 2023: $42,910, Respectively)	29,829	39,551
Securities Held-to-Maturity (fair value March 31, 2024: $57,256; June 30, 2023: $61,222, Respectively)	70,302	74,423
Loans Held-for-Sale	1,904	4
Loans Receivable, Net of Allowance for Credit Losses (March 31, 2024: $4,887; June 30, 2023: $5,173, Respectively)	499,267	489,493
Accrued Interest Receivable	1,932	1,790
Premises and Equipment, Net	18,161	16,561
Bank Owned Life Insurance	6,782	6,700
Goodwill	2,990	2,990
Core Deposit Intangible	1,275	1,533
Deferred Tax Asset	1,273	1,313
Real Estate Owned	-	368
Other Assets	1,292	1,424

Total Assets	$643,026	$660,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$132,577	$145,553
Interest-bearing	446,304	451,808
Total Deposits	578,881	597,361
Advances from Borrowers for Taxes and Insurance	416	554
Other Borrowings	8,500	8,550
Other Accrued Expenses and Liabilities	2,679	3,908

Total Liabilities	590,476	610,373

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,145,236 and 3,133,351 Shares Issued and
Outstanding at March 31, 2024 and June 30, 2023, Respectively	32	31
Additional Paid-in Capital	41,321	40,981
Unearned ESOP Stock	(437)	(523)
Retained Earnings	14,257	12,707
Accumulated Other Comprehensive Loss	(2,623)	(2,654)

Total Shareholders’ Equity	52,550	50,542

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$643,026	$660,915

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
INTEREST INCOME
Loans, including fees	$7,281	$6,151	$21,952	$16,585
Investment securities	124	100	573	105
Mortgage-backed securities	451	492	1,384	1,472
Other interest-earning assets	34	270	135	720
Total interest income	7,890	7,013	24,044	18,882

INTEREST EXPENSE
Deposits	3,194	1,342	8,688	2,387
Federal Home Loan Bank borrowings	87	52	180	72
Other bank borrowings	205	146	586	321
Total interest expense	3,486	1,540	9,454	2,780
Net interest income	4,404	5,473	14,590	16,102

PROVISION FOR (RECOVERY OF) CREDIT LOSSES	11	150	(5)	718
Net interest income after provision for credit losses	4,393	5,323	14,595	15,384

NON-INTEREST INCOME
Gain on sale of loans	69	87	184	404
Loss on sale of real estate	-	-	(415)	-
Gain on sale of fixed assets	-	4	-	4
Gain on sale of securities	26	-	26	-
Income on bank owned life insurance	28	25	82	77
Service charges on deposit accounts	363	380	1,151	1,074
Other income	20	12	50	35
Total non-interest income	506	508	1,078	1,594

NON-INTEREST EXPENSE
Compensation and benefits	2,453	2,319	7,137	6,694
Occupancy and equipment	533	541	1,625	1,540
Data processing	139	163	513	564
Audit and examination fees	83	82	456	243
Franchise and bank shares tax	168	145	488	386
Advertising	77	97	302	238
Professional fees	96	885	443	1,085
Loan and collection	31	34	123	148
Amortization core deposit intangible	79	71	258	71
Deposit insurance premium	90	49	289	150
Other expenses	242	112	794	690
Total non-interest expense	3,991	4,498	12,428	11,809

Income before income taxes	908	1,333	3,245	5,169
PROVISION FOR INCOME TAX EXPENSE	176	271	290	723

NET INCOME	$732	$1,062	$2,955	$4,446

EARNINGS PER SHARE
Basic	$0.24	$0.35	$0.97	$1.48
Diluted	$0.24	$0.34	$0.95	$1.41

	Three Months Ended		Nine months Ended
	March 31,		March 31,
	2024	2023	2024	2023

Selected Operating Ratios(1):
Average interest rate spread	2.16%	3.15%	2.46%	3.55%
Net interest margin	2.89%	3.56%	3.14%	3.84%
Return on average assets	0.45%	0.65%	0.60%	0.99%
Return on average equity	5.62%	8.18%	7.64%	12.24%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.37%	0.39%	0.37%	0.39%
Allowance for credit losses as a percent of non-performing loans(3)	203.11%	208.49%	203.11%	208.49%
Allowance for credit losses as a percent of total loans receivable(3)	0.97%	1.00%	0.97%	1.00%

Per Share Data:
Shares outstanding at period end	3,145,236	3,123,651	3,145,236	3,123,651
Weighted average shares outstanding:
Basic	3,047,335	3,005,886	3,039,907	3,013,259
Diluted	3,091,011	3,132,312	3,095,817	3,155,518
Book value per share at period end	$ 16.71	$ 16.05	$ 16.71	$ 16.05
__________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.
(3) Prior to July 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date, credit losses are estimated using the CECL methodology.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145